SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [✓]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[✓]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

West Coast Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[✓]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WEST COAST BANCORP

March 19, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of West Coast Bancorp to be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 20, 2004, at 2:00 p.m. local time.

     At the annual meeting, you will be asked to consider and vote on the election of directors, an amendment to our 2002 Stock Incentive Plan, ratification of our appointment of our independent auditors, and such other business as may properly come before the annual meeting.

     Your vote is very important to us. Regardless of whether or not you plan to attend the meeting in person, please vote by returning the enclosed proxy card, or by voting via the Internet or by telephone. A proxy card is enclosed in the front of your mailing envelope. Instructions on how to vote through the Internet or by telephone are included in the enclosed Proxy Statement.

     We value you as a West Coast Bancorp shareholder and look forward to seeing you at the meeting.

Sincerely,

/s/ Robert D. Sznewajs

Robert D. Sznewajs
President and CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION WITH RESPECT TO NOMINEES
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
MATTERS RELATED TO OUR AUDITORS
OTHER BUSINESS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
MANAGEMENT
TRANSACTIONS WITH MANAGEMENT
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
HOUSEHOLDING MATTERS
ANNUAL REPORT TO SHAREHOLDERS
VOTING THE INTERNET OR BY TELEPHONE
Appendix A
Appendix B

WEST COAST BANCORP
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 20, 2004
2:00 p.m., Pacific Time

To the Shareholders of West Coast Bancorp:

     The 2004 Annual Meeting of Shareholders of West Coast Bancorp will be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 20, 2004, at 2:00 p.m. local time. At the meeting, shareholders will be asked to consider and vote on the following matters:

1.	Electing ten directors to serve for one-year terms;

2.	Amending our 2002 Stock Incentive Plan to increase by approximately 175,000, to 288,000, the total number of shares of common stock that may be issued as restricted stock under the plan without increasing the total number of shares that may be issued;

3.	Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for 2004; and

4.	Such other business as may properly come before the meeting or an adjournment thereof.

     Only shareholders of record on March 1, 2004, may vote on proposals at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, or to vote electronically by telephone or Internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

     Further information regarding voting rights and the business to be transacted at the meeting is included in the accompanying Proxy Statement. We appreciate your continued interest as a shareholder in the affairs of our company and in its growth and development.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard R. Rasmussen
March 19, 2004
Richard R. Rasmussen, Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope, or vote electronically via the Internet or by telephone. See “Voting Via the Internet or By Telephone” in the accompanying Proxy Statement for further details. You do not need to keep your Proxy for admission to the Annual Meeting.

WEST COAST BANCORP
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035
(503) 684-0884

PROXY STATEMENT

     General. This proxy statement and the accompanying proxy are being furnished to you as a shareholder in connection with the solicitation of proxies by the Board of Directors of West Coast Bancorp (“Bancorp” or the “Company”), for use at the Annual Meeting of Shareholders to be held Tuesday, April 20, 2004, and at any adjournment of the meeting. These proxy materials are first being mailed March 19, 2004.

     To vote by proxy, please sign and date the enclosed proxy and return it to us as soon as possible. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you return a proxy without instructions, your shares will be voted in accordance with the recommendation of our Board of Directors—FOR all nominees for election as directors, FOR the proposed amendment to our 2002 Stock Incentive Plan, and FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors. A proxy may be revoked before its exercise by filing written notice of revocation or a subsequently dated proxy with Bancorp’s Secretary, or by voting in person at the Annual Meeting. If you vote over the Internet or by telephone as described below, you need not also mail a proxy to us.

     Voting at the Meeting. March 1, 2004, has been established as the record date for the Annual Meeting. Holders of record of Bancorp common stock as of that date are entitled to notice of and to vote at the meeting. On the record date, there were 15,051,074 shares of common stock outstanding and each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the conduct of business at the meeting.

     Alternative Voting Methods. We encourage you to vote electronically or by telephone. Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services (“Wells Fargo”), may vote via the Internet at Wells Fargo’s Internet address, www.eproxy.com/wcbo/, or by telephone by calling (800) 240-6326. Shareholders holding shares with a brokerage firm or a bank may also be eligible to vote via the Internet or by telephone by calling the telephone number referenced on their voting form. Please see “Voting Via the Internet or by Telephone” near the end of this proxy statement.

     Solicitation of Proxies. Proxies will be solicited primarily through the mail, but may also be solicited by directors and officers of the Company and its primary operating subsidiaries, West Coast Bank (the “Bank”) and West Coast Trust Company, Inc. (“WCT”). We may also engage an outside proxy solicitation firm and pay a fee for such services. All costs of solicitation of proxies will be borne by the Company.

Proposal 1 — Election of Directors

General

     Under our Articles of Incorporation, the Board of Directors may establish the total number of positions on our Board within a range of 8 to 20. Our Board is currently comprised of ten positions. Each board member is elected annually.

     Our Board has nominated current directors Lloyd D. Ankeny, Michael J. Bragg, Jack E. Long, Duane C. McDougall, Steven J. Oliva, J. F. Ouderkirk, Steven N. Spence, Robert D. Sznewajs (our President and CEO), and Nancy A. Wilgenbusch to stand for re-election as directors. In addition, David J. Truitt has been nominated to fill a vacancy on the Board that will be created by the retirement of William B. Loch at the Annual Meeting.

Each nominee has consented to serve if elected. If any nominee becomes unable to serve prior to the meeting, our Board may designate a replacement nominee and in such case your Proxy will be voted for such replacement.

     The Board of Directors has determined that each of the current directors standing for election, other than Mr. Sznewajs, is an “independent director” under Rule 4200(a)(15) of the Nasdaq listing standards.

INFORMATION WITH RESPECT TO NOMINEES

     Nominees for election as directors are listed below. All current directors of Bancorp also serve as directors of the Bank.

Lloyd D. Ankeny, 66 Director since 1995	Mr. Ankeny is Chairperson of our Board of Directors. He has been a private real estate investor for more than five years.

Michael J. Bragg, 54 Director since 1999	Mr. Bragg has been a Partner of Grenley, Rotenberg, Evans, Bragg & Bodie, P.C., a Portland, Oregon, based law firm, for more than five years. Mr. Bragg is also Chairman of the Board of the Oregon Humane Society.

Jack E. Long, 65 Director since 1990	Mr. Long serves as a consultant to J&L Nursery, Inc., a farming operation, and as Secretary and Treasurer of Performance Northwest, Inc., a wholesale distributor of motorcycle parts and lubricants. He has held these positions for more than five years. Mr. Long also serves as a director of The Oregon Garden Foundation.

Duane C. McDougall, 52 Director since 2003	Mr. McDougall was President and Chief Executive Officer of Willamette Industries, Inc., a diversified manufacturer of paper and other forest products, from December 1998 through 2002. Prior to becoming President and CEO, he served as Chief Operating Officer and Executive Vice President and in other positions at Willamette Industries for 21 years. Mr. McDougall also serves as a director of Cascade Corporation, Infocus Corporation, and the Greenbrier Companies.

Steven J. Oliva, 63 Director since 2003	Mr. Oliva has served as President and CEO of Hi-School Pharmacy, Inc., for more than five years. He also serves as trustee of Southwest Washington Medical Center and is a board member of the Free Clinic of SW Washington, the National Association of Chain Drug Stores, the Columbia United Providers Insurance Company, and Oregon State University Advisory Board – School of Pharmacy. He is also a real estate investor.

J. F. Ouderkirk, 53 Director since 1995	Mr. Ouderkirk has been a Partner of Ouderkirk and Hollen, a law firm located in Newport, Oregon, for more than five years.

Steven N. Spence, 56 Director since 2001	Mr. Spence has been a Senior Vice President of UBS Financial Services Inc., a securities brokerage firm, and its predecessors in Portland, Oregon, for more than five years. Mr. Spence is also Chairman of the Board of Trustees of Marylhurst University and Vice Chairman of the Portland Art Museum.

Robert D. Sznewajs, 57 Director since 2000	Mr. Sznewajs has been President and CEO of Bancorp and the Bank since January 1, 2000. Prior to joining us, Mr. Sznewajs served in various positions at U.S. Bancorp for more than five years, including most recently as Vice Chairman. Mr. Sznewajs is also a director of Coinstar Inc.

David J. Truitt, 61 Standing for Initial Election	Mr. Truitt has served as Vice President and part owner of Truitt Bros., Inc., a food processing business, for more than five years.

Nancy A. Wilgenbusch, Ph.D., 56 Director since 2003	Dr. Wilgenbusch has served as the President of Marylhurst University for more than five years. She chairs the Oregon Regional Advisory Board for PacifiCorp and is a member of the PacifiCorp Advisory Board for Scottish Power and trustee of the Tax-Free Trust of Oregon. Dr. Wilgenbusch also serves as a director of Cascade Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established certain standing committees, including an Audit, Compliance and Governance Committee, a Compensation and Personnel Committee, and a Nominating Committee. During 2003, our Board met 10 times. Each director attended at least 75 percent of the total meetings of the Board of Directors and all committees of the Board on which he served during 2003.

     Bancorp policy requires that directors and director nominees attend the Company’s annual meetings of shareholders, except under circumstances beyond the reasonable control of such person. In 2003, all directors attended the annual meeting of shareholders, other than Dr. Wilgenbusch.

Committee Membership At Fiscal Year-End 2003

Loan, Investment
Name	Audit		Compensation		Nominating		and Asset/Liability

Lloyd D. Ankeny	☒		☒		☒	*
Michael J. Bragg					☒		☒	*
William B. Loch			☒				☒
Jack E. Long			☒	*	☒
Duane C. McDougall	☒		☒
Steven J. Oliva							☒
J. F. Ouderkirk	☒
Robert D. Sznewajs							☒
Steven N. Spence	☒	*	☒		☒
Nancy A. Wilgenbusch	☒		☒

*     Chairperson

Current Board Committees

     Audit, Compliance and Corporate Governance Committee. The Audit, Compliance and Corporate Governance Committee (the “Audit Committee”) of the Board of Directors changed its name to the Audit and Compliance Committee in January 2004. The Audit Committee operates under a formal written charter adopted by the Board. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. The Audit Committee held ten meetings during 2003.

     The Audit Committee is currently comprised of Mr. Spence (Chair), Mr. Ankeny, Mr. McDougall, and Dr. Wilgenbusch. Each member of the Audit Committee is financially literate and meets the independence standards for members of public company audit committees set forth in Nasdaq listing standards and applicable Securities and Exchange Commission (“SEC”) rules adopted under the Sarbanes-Oxley Act of 2002. Further, the Board of Directors has determined that Mr. McDougall meets the standards of an audit committee financial expert set forth in SEC regulations and is financially sophisticated.

     The Audit Committee has sole authority to appoint or replace Bancorp’s independent auditor and is directly responsible for compensating and overseeing its work. Our independent auditor reports directly to the Audit Committee, which evaluates its independence and performance at least annually. The Audit Committee must pre-approve all audit services and legally permitted non-audit services to be performed by our auditor. In addition, the Audit Committee is required to meet with our independent auditor and internal audit staff in executive sessions and to resolve any disagreements that arise between management and our auditor.

     The Audit Committee oversees the Company’s internal audit function and is responsible for reviewing significant reports prepared by the internal audit department. The Audit Committee also assists the Board of Directors in overseeing the quality and integrity of Bancorp’s accounting and reporting practices and has adopted procedures for the receipt and treatment of complaints regarding accounting matters. Finally, the Audit Committee serves a compliance function with respect to certain regulatory matters, including SEC and bank regulatory issues.

     While the Audit Committee has the responsibilities and authority described above and in its charter, it is not the duty of the Audit Committee to plan or conduct audits or determine whether financial statements and other disclosures are complete, accurate, and in accordance with generally accepted accounting principles. These remain the responsibilities of our management and independent auditor.

     Compensation and Personnel Committee. The Compensation and Personnel Committee (the “Compensation Committee”) is charged with, among other things, establishing performance goals and incentive opportunity levels for, and approving the base salary, incentive compensation, stock option grants, restricted stock awards, and other compensation of our chief executive officer and the Company’s other executive officers. In addition, the Compensation Committee reviews the base salary and incentive compensation of other senior officers and reviews and recommends to the Board stock option and restricted stock grants for all employees. During 2003, the Compensation Committee also reviewed and recommended to the Board the compensation to be paid to directors. The Compensation Committee held ten meetings in 2003. The Compensation Committee is currently comprised of Mr. McDougall (Chair), Mr. Ankeny, Mr. Bragg, Mr. Oliva, and Dr. Wilgenbusch. Each member of the Compensation Committee is an “independent director” under Nasdaq Rule 4200(a)(15).

     Nominating Committee. The Nominating Committee changed its name to the Governance and Nominating Committee and assumed additional responsibility in January 2004. The Nominating Committee operates under a formal written charter adopted in January 2004. The charter is available at our website at www.wcb.com under the investor relations tab. The Committee held two meetings in 2003. The Nominating Committee is currently comprised of Dr. Wilgenbusch (Chair), Mr. Ankeny, Mr. Long, Mr. McDougall, and

Mr. Spence. Each member of the Nominating Committee is an “independent director” under Nasdaq Rule 4200(a)(15).

     The Nominating Committee is charged with promoting sound principles and practices of corporate governance, identifying and recommending to the Board qualified individuals to serve as board members, including with respect to vacancies that occur on the Board from time to time, and evaluating the performance of the Board and committees of the Board (including itself). The Nominating Committee also must review from time to time the qualifications and independence of members of the Board and each of its committees. Other specific duties and responsibilities of the Nominating Committee include: regular monitoring and review of the appropriateness of the Company’s corporate governance principles and practices; recommending to the Board specific criteria for determining independence of outside directors consistent with Nasdaq listing standards; recommending to the Board such changes to the Board’s committee structures and committee functions as it deems advisable; confirming that each standing committee has a charter and that such charter is reviewed at least annually by each committee; reviewing and assessing the quality and clarity of information provided to the Board and making such recommendations to management as it deems appropriate; evaluating the effectiveness of the Board’s oversight of management; assessing the Board’s performance and meeting annually with Board members to discuss its performance review; reviewing shareholder proposals and recommending appropriate action to the Board; and reviewing any proposed amendments to the Company’s charter documents and recommending appropriate action to the Board.

     Director Nominees. We receive suggestions for potential director nominees from a variety of sources including board members, management representatives, advisors, and shareholders. The Nominating Committee will consider nominees recommended by security holders. Nominees for election at the 2004 annual meeting of shareholders are all currently directors, other than Mr. Truitt. Mr. Truitt was initially recommended by Mr. Loch, a non-management member of the Board of Directors.

     Director Qualifications. Qualifications required of individuals for consideration as a board member will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time. Minimum qualifications do, however, include experience at a high level in business, government, or education, demonstrated leadership abilities, generalized or specific knowledge or other skills or qualities of particular value to the Board in fulfilling its responsibilities, and outstanding personal attributes such as unquestioned integrity, sound business judgment, and significant business, community or political contacts. In addition, a board candidate must have time and willingness to commit to being a productive and active member of the Board and committees of the Board on which he or she will serve. Finally, because persons nominated as directors of the Company will usually also be nominated to serve as a director of the Bank, such persons must be acceptable to our banking regulators. In general, Bancorp seeks a board that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our Company.

     The Nominating Committee will evaluate potential nominees by reviewing their qualifications, considering references as appropriate, conducting interviews as needed, and considering such other information as may be deemed relevant, including needs of the Board of Directors at the time. The Nominating Committee is authorized by its charter to retain a third-party search firm to assist it in identifying director candidates, but it has not done so recently.

     Shareholder Nominees. It is the policy of the Nominating Committee to consider shareholder recommendations concerning nominees for director. Shareholders wishing to suggest a candidate for nomination as a director should write to us at our corporate offices to the attention of the Chair of Governance and Nominating Committee, care of the Corporate Secretary, and shall include:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;

•	Name and contact information for the candidate;

•	A statement of the candidate’s experience in business, government, or education and his educational background;

•	Information regarding the candidate’s qualifications, relationships with customers, suppliers or competitors of the Company, and any relationship or understanding between the proposing shareholder and the candidate;

•	Satisfactory evidence of the proposing shareholder’s status as a shareholder; and

•	A statement that the candidate is willing to be considered and serve if nominated and elected.

Shareholders wishing to recommend a candidate for nomination should submit a recommendation not later than 120 days prior to the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. Shareholder-recommended candidates will be evaluated using the same criteria used to evaluate all potential candidates for director, except that current directors whose performance as a director has been satisfactory or better will normally be favored over new candidates.

     In addition, the Company’s bylaws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. In order to submit a nominee for consideration at an annual meeting of shareholders, a shareholder must comply with the notice provisions contained in our bylaws. Under our bylaws, a shareholder entitled to vote for the election of directors may nominate at a meeting persons for election as director only if written notice of such shareholder’s intent to make a nomination is given to our Secretary, either by personal delivery or certified mail, not later than 60 days before the date of the annual meeting (provided that, if the date of a meeting is not publicly announced more than 90 days in advance, such notice must be given within 15 days after the first public disclosure of the annual meeting date).

     Loan, Investment, and Asset/Liability Committee. The Loan, Investment, and Asset/Liability Committee (the “Loan Committee”) is responsible for approving loans in excess of management’s authorized approval limits and for initial review of Regulation O loans involving insiders. The Loan Committee is assigned the function of overseeing the monitoring of all lending policies, portfolio quality, delinquencies, collection and charge-off procedures, loan loss reserves, loan quality review guidelines, the credit review function, and approval and collateral evaluations. The Loan Committee also monitors loan concentrations, delinquency trends, composition of loans, exceptions to lending policy, credit risk of off balance sheet items such as letters of credit, and commitments to buy and sell loans or securities. The Loan Committee is currently comprised of Mr. Bragg (Chair), Mr. Loch, Mr. Long, Mr. Oliva, Mr. Ouderkirk, and Mr. Sznewajs.

     The Company’s Chief Credit Officer provides monthly reports to the Loan Committee. In addition, the Loan Committee receives monthly reports from the chief financial officer or asset/liability manager on net interest revenues, spreads, margins, liquidity, investment activities, prognosis of the market, strategies for investment and broker activities, and other relevant investment and other issues.

Executive Sessions

     The Board of Directors holds executive sessions of non-management directors from time to time and not less than four times per year. Executive sessions are scheduled by our Chairman and any directors may request that additional executive sessions be scheduled.

Board Communications

     Shareholders may communicate with our Board of Directors directly. Bancorp will promptly forward all letters or other written communications to the Board, a committee of the Board, or to an individual director. Such communications may be sent to the Company at its corporate offices. Communications will not be pre-screened.

Compensation of Directors

     Retainers and Fees. Directors who are employees of Bancorp or the Bank receive no fees for their services as directors. Non-employee directors receive annual retainers as board members and fees for committee participation. During 2003, the Board Chairperson and each committee chair received a retainer of $26,000 (or $2,167 per month) and each other director received a retainer of $20,000 (or $1,667 per month). During 2003, each director also received $200 for each committee meeting attended, either as a member of a committee or at the request of the committee. Directors who also serve on the board of directors of WCT, including Mr. Bragg, Mr. Ouderkirk and Mr. Oliva, receive $200 for WCT board meetings attended. Mr. Ouderkirk receives an additional $1,000 per year for serving as chair of the WCT board of directors.

     Also in 2003, each non-employee director of Bancorp was granted a fully-vested option under the Company’s 2002 Stock Incentive Plan to purchase 3,000 shares of Bancorp common stock with an exercise price equal to the market price on the date of grant. A similar grant is planned for 2004 pursuant to a board resolution that automatically grants each director in office immediately following each annual meeting a fully-vested option to purchase 3,000 shares.

     Directors’ Deferred Compensation Plan. The Board of Directors has adopted a Directors’ Deferred Compensation Plan (“Directors’ DCP”) that is open to all non-employee directors of Bancorp or its subsidiaries on a completely voluntary basis.

     Under the Directors’ DCP, directors may elect to defer payment of some or all of their directors’ fees. Contributions are transferred to a so-called “rabbi trust.” A director may invest deferred fees in a number of investment funds or in Bancorp common stock. Bancorp will make distributions in accordance with individual elections. Distributions from the Directors’ DCP are taxed as ordinary income in the year they are received by participants. Bancorp will generally receive a deduction for the deferred directors’ fees at that time. Directors are fully vested in their benefits under the Directors’ DCP at all times.

Proposal 2 – Approval of Amendment to our 2002 Stock Incentive Plan

     On February 24, 2004, our Board of Directors adopted, subject to shareholder approval, an amendment to the 2002 Stock Incentive Plan (the “Plan”), to increase by approximately 175,000, to 288,000, the total number of shares of common stock that may be issued as restricted stock under the Plan, without changing the total number of shares that may be issued under the Plan from the currently authorized amount of 1,700,000 shares. The proposed amendment is attached to the Proxy Statement as Appendix B. Shareholders are being asked to approve this amendment at this year’s annual meeting. If the proposed amendment is not approved by shareholders, the Plan will continue in effect as if no amendment had been made. The Plan was originally approved by shareholders in 2002.

     The Plan was adopted by the Company to replace the Company’s predecessor equity-based incentive plans. The Plan authorized the issuance of up to 1,700,000 shares of common stock pursuant to awards granted in accordance with the Plan, but limited the number of shares available for restricted stock awards to 113,322 shares, the amount then available under the Company’s restricted stock plan adopted in 2000. The restricted stock plan originally authorized the issuance of up to 250,000 shares as restricted stock. As of March 1, 2004, approximately 987,300 shares of common stock were available for future grants under the Plan, including approximately 11,600 shares available for restricted stock awards. Also at that date, the closing price of our common stock was $22.22.

     At the time of adoption of the Plan, stock options were the primary long-term incentive award used by the Company, and the Company did not anticipate broad use of restricted stock awards. However, our Compensation Committee has determined that it would be appropriate and in the best interests of the Company and its shareholders to gradually change the mix of its equity-based incentive program to favor restricted stock to a greater extent than it has in the past and reduce the Company’s reliance on stock options. We believe this is consistent with current trends in employee equity compensation programs and is warranted by anticipated changes in the accounting for stock options.

     We believe there are several potential advantages to restricted stock in combination with stock options. First, the use of restricted stock awards creates a greater and more immediate ownership interest and mentality on the part of recipients and better aligns their interests with those of shareholders generally. Second, use of restricted stock awards may be less dilutive to shareholders in the long run since the employee receiving an award may perceive a greater value per share in restricted stock awards than stock options. Finally, we believe the availability of additional shares for restricted stock awards will continue to allow us to attract, retain, and reward key employees consistent with our long-term compensation policies.

     As of March 1, 2004, Bancorp and its subsidiaries employed approximately 653 individuals eligible to participate in the Plan. Also at that date, 588,571 shares were subject to outstanding options under the Plan, 22,891 shares had been issued upon exercise of options granted under the Plan, and 101,725 shares granted as restricted stock awards under the Plan remained issued and outstanding.

     No new plan benefits have been allocated to executive officers, directors, or any specific individuals under the Plan at this time.

Description of the Plan

     The complete text of the Plan, as proposed to be amended, is included in Appendix B immediately following the proposed amendment. The following description of the Plan summarizes its material features and is qualified in its entirety by reference to the Plan.

     Purpose. The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its subsidiaries and affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in the Company’s shareholder value.

     Eligibility and Administration. Individuals eligible to participate in the Plan include directors, officers, employees, and consultants of the Company or any of its subsidiaries or affiliates and prospective employees and consultants who have accepted offers of employment or engagement.

     The Plan is administered by the Board of Directors directly based generally on recommendations of the Compensation Committee (such administrator is referred to herein as the “Committee”). If the Board elects, it may delegate its authority to the Compensation Committee or such other committee of the Board as the Board may from time to time designate. All or any portion of responsibilities and powers under the Plan may, unless prohibited by applicable law or Nasdaq rule, be further delegated to any one or more of the members of a committee, or to any other person or persons.

     Types of Awards. The Plan provides for both incentive and nonqualified stock options, restricted stock and other awards of common stock or awards that are valued in whole or in part by reference to common stock. The following is a brief description of the types of awards that may be granted under the Plan:

     Options. The Plan provides for stock options of two types: incentive stock options qualified for favorable treatment under Section 422 of the Internal Revenue Code (the “Code”) and nonqualified options. Each option will be evidenced by an option agreement approved by the Committee, which form of agreement may differ. With respect to each option grant, the Committee will have authority to determine, among other things, (i) the individuals to whom options may be granted, (ii) the number of shares of common stock subject to an option, (iii) the terms and conditions of an option, including exercise price, vesting conditions, any vesting acceleration, and the acceptable methods of exercise and payment of the exercise price, and (iv) whether an option will be an incentive or nonqualified option. Incentive stock options may be exercisable for not more than 10 years from the date of grant and must have an option price of not less than the fair market value of the underlying common stock on the date of grant. Under the terms of the Plan, no individual may be granted options in any calendar year representing the right to receive in excess of 300,000 shares of our common stock. The Company has adopted a policy that all options will be granted with an exercise price equal to or greater than fair market value and will not be repriced.

     Unless otherwise determined by the Committee, if a recipient of an option terminates services to the Company by reason of death, disability or retirement, any option held at that time will immediately vest in full and may thereafter be exercised until the expiration of the stated term of the option. Unless otherwise determined by the Committee, options held by an option holder terminated other than for Cause (as defined below) or by reason of death, disability, or retirement may be exercised to the extent then exercisable for three months from the date of termination or the balance of the stated term of the option, whichever is shorter. But in the event an option holder’s employment is terminated by the Company or its successor other than for Cause within 24 months after a Change in Control (as defined under the heading “Change in Control Arrangements” below), all options will vest in full and may be exercised for the stated term of the option. Unless otherwise provided by the Committee, options will terminate automatically if an option holder is terminated for “cause,” as defined in an agreement with the Company or, if no agreement exists, conviction of a felony or willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect (“Cause”). If at any time an option is exercised after the expiration of applicable periods specified under Section 422 of the Code, the option will thereafter be treated as a nonqualified option for all purposes.

     Restricted Stock. Restricted stock awards are shares of common stock that may be subject to forfeiture during a specified vesting period if conditions are not satisfied, such as continued employment or attainment of individual or Company performance goals. From the date of issuance of shares of restricted stock, the recipient is entitled to the rights of a shareholder with respect to such shares, including voting and dividend rights. The Committee may award shares of restricted stock either alone or in addition to other awards, and restricted stock awards will be subject to such terms, conditions, and restrictions as the Committee determines.

     The Committee may, prior to or at the time of grant of restricted stock, designate the grant as a performance-based award. In the case of performance-based awards to covered employees under Section 162(m) of the Code, performance goals must be based on the attainment of specified levels of one or more of the following measures: earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and must be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. The Plan is designed to provide the Company with the flexibility to qualify compensation attributable to performance-based awards for deduction in full under Section 162(m) of the Code.

     Unless otherwise determined by the Committee, upon a participant’s termination by reason of death or disability, all restrictions, including any performance goals, applicable to any restricted stock will lapse or be deemed earned in full, as the case may be, and such restricted stock will become fully vested and transferable to the full extent of the original grant.

     Changes in Control. All awards held by a participant will vest in full or become fully exercisable if the participant’s employment is terminated by the Company or its successor other than for Cause during the 24-month period following a Change in Control (as defined in the Plan). The Plan also contains look-back provisions providing for full vesting and exercisability for the entire stated term of an option agreement upon a Change in Control for individuals terminated other than for Cause after the Company executes an agreement that provides for a Change in Control but before closing of the transaction. Finally, the Committee may provide in an award agreement or otherwise that, during the 60-day period from and after a Change in Control, an optionee will have the right to the cash value of all or any part of an option (whether or not fully vested) based on the spread between a formula price approximating the price per share received in the Change in Control and the exercise price.

     Adjustments to Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, separation, or other distribution of stock or property of the Company, the Committee or the Board of Directors may make such adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitation upon options to be granted to any participant, and the number, kind and exercise price of shares subject to outstanding options or other awards as it may determine to be appropriate.

     If any awards granted under the Plan are forfeited or any option terminates, expires, or lapses without being exercised, the shares of common stock subject to such awards will again be available for distribution in connection with awards under the Plan. In addition, in the event the exercise price of an option under the Plan or any tax withholding amounts due in connection with an award are satisfied by delivering shares of common stock to the Company, only the net amount of shares actually delivered to a participant will be deemed to have been delivered for purposes of determining the maximum number of shares under the Plan.

     Federal Income Tax Consequences. Certain awards granted under the Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the recipient of an option will recognize no income or gain (for regular income tax purposes) upon either grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the amount by which the market value of the shares subject to the incentive stock option exceeds the exercise price is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an incentive stock option and does not dispose of any of the option shares within either two years following the date of grant or one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as capital gain. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of applicable holding periods, any amount realized will be taxable as ordinary compensation income. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain awards under the Plan will be treated as nonqualified options for federal income tax purposes. Under federal income tax law presently in effect, the recipient of a nonqualified option will recognize no income until the option is exercised. At the time of exercise of a nonqualified option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of a nonqualified option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise is taxable to the recipient as capital gain, and will not result in any further deduction for the Company.

     The Committee may permit recipients of options to pay all or a portion of the exercise price for an option using previously acquired shares of common stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the recipient other than any gain recognized as a result of exercise of the option, as described above.

     An employee who receives restricted stock under the Plan will generally realize taxable income in each year in which a portion of the shares vest based on the value of the shares at the time of vesting, unless a Section 83(b) election is made. If a Section 83(b) election is made, the employee will realize taxable income in the year of initial receipt based on the value of the shares at that time. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its executive officers named in the executive compensation section of the Company’s proxy statement in any year (“named executive officers”). Under IRS regulations, compensation received through the exercise of an option or through grant or vesting of restricted stock will not be subject to the $1,000,000 limit if the option or grant and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval of a per-employee limit on the number of shares as to which options or grants may be made. Another requirement relates to the independence of the Board or committee of the Board considering and approving performance goals and grants of awards. Finally, the exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The Plan has been structured so that options and restricted stock awards subject to performance goals as described above will meet the Section 162(m) requirements.

     The Board of Directors recommends that you vote FOR the amendment to the 2002 Stock Incentive Plan to increase by approximately 175,000, to 288,000, the total number of shares of common stock that may be issued as restricted stock under the Plan.

Proposal 3 – Ratification of Selection of Independent Auditors

     The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. Although the selection of independent auditors is not required to be submitted to a vote of the shareholders by the Company’s charter documents or applicable law, the Board has decided to ask the shareholders to ratify the selection. If the shareholders do not approve the selection of Deloitte & Touche LLP, the Board will ask the Audit Committee to reconsider its recommendation.

     Provided that a quorum is present, the selection of Deloitte & Touche LLP as the Company’s independent auditors will be ratified if more votes are cast for the proposal than against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and shares not voted on this proposal by brokers or nominees will not be counted as voted for purposes of determining whether the proposal has been approved.

     The Board of Directors recommends that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2004.

MATTERS RELATED TO OUR AUDITORS

Auditors for Fiscal Year Ended December 31, 2003

     Deloitte & Touche LLP, independent certified public accountants, performed the audit of our consolidated financial statements for 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

Fees Paid to Independent Auditors

     The following table sets forth the aggregate fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), for the years ended December 31, 2003, and December 31, 2002:

	Year Ended December 31, 2003	Year Ended December 31, 2002
Description	Amount Paid	Amount Paid

Audit Fees (1)	$237,000	$215,100
Audit-Related Fees (2)	16,925	12,100
Tax Fees (3)	66,275	48,510
All Other Fees	0	0

(1)	Fees for audit services billed in 2003 and 2002 consisted of:

•	Audit of the Company’s annual financial statements;

•	Reviews related to obligations under FIDICIA;

•	Reviews related to obligations under the USA Patriot Act;

•	Reviews in connection with quarterly reports filed with the SEC; and

•	Other SEC-related work such as consents and other services.

(2)	Fees for audit-related services billed in 2003 and 2002 consisted of:

•	Benefit plan audits;

•	Consultations with respect to asset acquisitions or potential asset acquisitions; and

•	Consultations on new financial accounting standards.

(3)	Fees for tax services billed in 2003 and 2002 consisted of tax compliance services, including federal, state, and local tax preparation services and advice, and tax planning.

     The Audit Committee adopted pre-approval policies and procedures for pre-approving work to be performed by Deloitte & Touche. Under Bancorp’s pre-approval policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent auditors. Since May 2003, all services performed by Deloitte & Touche have been pre-approved.

     The Audit Committee has pre-approved the use of Deloitte & Touche for certain audit services and certain detailed specific types of services characterized as audit-related and tax services. These categories include with respect to audit services, attestation services, services associated with SEC registration statements, and consultations with management relating to accounting disclosure of transactions or events. With respect to auditrelated and tax services, these categories include due diligence and audit services relating to potential mergers and acquisitions, benefit plan audits, internal control reviews, consultations relating to disclosure treatment of transactions, tax preparation services, and tax planning and advice. For each category of services, the Audit Committee has set dollar limits on the amount of services that may be provided and has required that management or the auditors report back to the committee from time to time to report services actually provided and costs therefor. The Audit Committee has delegated to the chair of the Audit Committee the authority to consider and pre-approve any management or other request for additional services to be performed by Deloitte & Touche.

Report of Audit Committee

     The Audit Committee is comprised of five directors, all of whom are independent as defined under listing standards for companies whose stock is listed for trading on The Nasdaq Stock Market and applicable SEC rules. A written charter governing the Audit Committee has been adopted by the Board of Directors and is attached to this proxy statement as Appendix A.

     In discharging its responsibilities, the Audit Committee:

•	Reviewed and held discussions with management and Deloitte & Touche relating to the Company’s financial statements, the audit and financial reporting by Bancorp generally;

•	Discussed and reviewed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from Deloitte & Touche a formal statement regarding independence consistent with Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche its independence.

     Based on the Audit Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent accountants described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee Members – Fiscal Year 2003

Steven N. Spence (Chair), Lloyd D. Ankeny, Duane C. McDougall,
J.F. Ouderkirk, and Nancy Wilgenbusch, Ph.D.

OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of Bancorp common stock beneficially owned as of December 31, 2003, by our current directors and nominees for director, the executive officers named in the summary compensation table below, shareholders known to us to beneficially own more than 5% of our common stock, and all executive officers and directors of Bancorp as a group. Beneficial ownership includes shares currently owned, shares that a person has a right to vote or transfer, and any shares that a person has a right to acquire within 60 days. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. At December 31, 2003, Bancorp had 15,136,790 shares outstanding.

	Number of Shares		Percent of
Name and Address	Beneficially Owned (1)(2)(3)		Class Outstanding

5% Owners	863,354	(4)	5.7%
Banc Fund IV L.P. (4)
Banc Fund V L.P.
Banc Fund VI L.P.
208 S. LaSalle Street
Chicago, IL 60604

Officers and Directors
Lloyd D. Ankeny	153,307		1.0%
Michael J. Bragg	44,661	(5)	*
James D. Bygland	37,309	(6)	*
Anders Giltvedt	112,191	(6)	*
William B. Loch	50,196	(5)	*
Jack E. Long	71,899	(7)	*
Duane C. McDougall	8,753		*
Xandra McKeown	20,380	(6)	*
Steven J. Oliva	9,974		*
J. F. Ouderkirk	95,590	(8)	*
David Prysock	50,388	(6)	*
Steven N. Spence	15,402		*
Robert D. Sznewajs	340,369	(6)	2.2%
David J. Truitt	0		*
Nancy Wilgenbusch	3,978		*
All directors and executive officers	1,014,397	(5)(6)(7)	6.4%
as a group (14 persons)

*	Represents less than 1% of our outstanding common stock.

(1)	Share amounts include shares subject to stock options exercisable within 60 days after December 31, 2003, as follows: Lloyd D. Ankeny, 44,869 shares; Michael J. Bragg, 12,799 shares; James D. Bygland, 32,500 shares; Anders Giltvedt, 89,699 shares; William B. Loch, 32,500 shares; Jack E. Long, 34,728 shares; Duane C. McDougall, 3,000 shares; Xandra McKeown, 13,872 shares; Steven J. Oliva, 3,000 shares; J.F. Ouderkirk, 54,223 shares; David Prysock, 44,943 shares; Steven N. Spence, 9,000 shares; Robert D. Sznewajs, 291,073 shares; Nancy Wilgenbusch, 3,000 shares; and by all directors and executive officers as a group, 665,440 shares.

(2)	Share amounts include shares held under deferred compensation plans as to which participants have shared voting and dispositive power as follows: Lloyd D. Ankeny, 1,545 shares; Michael J. Bragg, 1,918 shares; James D. Bygland, 580 shares; William B.

Loch, 2,055 shares; Jack E. Long, 4,945 shares; Duane C. McDougall, 714 shares; Xandra McKeown, 32 shares; Steven J. Oliva, 935 shares; J. F. Ouderkirk, 3,465 shares; Steven N. Spence, 1,228 shares; and Nancy Wilgenbusch, 978 shares.

(3)	Share amounts include restricted shares granted under the 2000 Restricted Stock Plan and the 2002 Stock Incentive Plan which, although not fully vested, possess full voting rights, as follows: Lloyd D. Ankeny, 2,016 shares; Michael J. Bragg, 2,016 shares; James D. Bygland, 1,850 shares; Anders Giltvedt, 4,817 shares; William B. Loch, 2,016 shares; Jack E. Long, 2,016 shares; Xandra McKeown, 1,913 shares; J. F. Ouderkirk, 2,016 shares; David Prysock, 1,917 shares; Steven N. Spence, 2,016 shares; and Robert D. Sznewajs, 15,576 shares; and by all directors and executive officers as a group, 48,063 shares.

(4)	Based on information contained in the Schedule 13G filed February 12, 2004, by Banc Fund IV L.P., Banc Fund V L.P, and Banc Fund VI L.P., among others. Charles J. Moore is a principal in various investment entities formed to manage investments held by the listed limited partnerships. As such, Mr. Moore has voting and dispositive power over the listed securities.

(5)	Share amounts include shares owned by the spouses of Michael J. Bragg, 16,054 shares; and William B. Loch, 9,476 shares. Each Director disclaims any beneficial ownership of the shares.

(6)	Share amounts include the following shares held in accounts under Bancorp’s 401(k) Plan: James D. Bygland, 2,281 shares; Anders Giltvedt, 230 shares; Xandra McKeown, 127 shares; David Prysock, 566 shares; Robert D. Sznewajs, 539 shares; and by all directors and executive officers as a group, 3,743 shares.

(7)	Share amount includes 27,333 shares held in trust for the benefit of Jack E. Long, 997 shares held in the J&L Nursery, Inc., Profit Sharing Plan for which Mr. Long serves as sole trustee and is the largest beneficiary, and 1,880 shares held in the Jack Long Profit Sharing Trust.

(8)	Share amounts include 50 shares held by spouse as custodian for his son. Mr. Ouderkirk disclaims any beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires that all of our executive officers and directors and all persons who beneficially own more than 10% of our common stock (“reporting persons”) file reports with the SEC with respect to beneficial ownership of Bancorp common stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filing requirements.

     During 2003, three directors each filed one late Section 16(a) report. On February 12, 2003, Steven J. Oliva purchased 3,000 shares of common stock. The transaction was not reported until February 20, 2003, four days after it was due. On March 14, 2003, Lloyd Ankeny exercised an option to purchase 3,000 shares of common stock. The transaction was not reported until March 24, 2003, four days after it was due. On December 5, 2003, J.F. Ouderkirk exercised an option to purchase 6,000 shares of common stock. The transaction was not reported until December 16, 2003, five days after it was due.

     We believe that all other reporting persons made all filings required by Section 16(a) on a timely basis during 2003, based solely upon our review of the copies of filings which we received with respect to the year ended December 31, 2003, and written representations from reporting persons.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid for the three years ended December 31, 2003, to the Chief Executive Officer and to the other four most highly compensated executive officers of Bancorp and its subsidiaries during 2003.

Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation		Awards

					Shares
Name and				Restricted Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	Options	Compensation (3)

Robert D. Sznewajs,	2003	$300,000	$300,000	$271,596	23,550	$6,369
President and CEO	2002	300,000	330,000	0	44,240	5,437
	2001	275,000	275,000	102,480	102,868	5,250

Anders Giltvedt,	2003	$175,000	$105,000	$82,382	10,100	$5,350
EVP/Chief Financial	2002	163,596	90,000	0	20,000	5,437
Officer	2001	160,000	80,000	34,587	24,139	5,250

Xandra McKeown,	2003	$136,469	$50,000	$31,890	4,500	$4,912
EVP/Business	2002	135,204	50,000	0	8,500	5,367
Banking (4)	2001	130,000	45,000	15,372	9,807	4,875

David Prysock,	2003	$135,000	$50,000	$31,890	4,200	$4,339
EVP/Chief Credit	2002	132,500	50,000	0	8,500	3,975
Officer	2001	125,000	35,000	15,372	10,910	3,750

James D. Bygland,	2003	$130,000	$35,000	$31,890	4,000	$3,332
EVP/Chief	2002	128,750	40,000	0	7,000	3,219
Information Officer	2001	125,000	30,000	12,810	7,715	3,126

(1)	Listed amounts represent bonuses earned for services during the year shown but paid in a subsequent year.

(2)	Represents the dollar value on the date of grant of restricted shares issued under the Plan. Aggregate restricted stock holdings of named executive officers as of December 31, 2003, are as follows:

	Restricted Stock
	Owned at
	12/31/2003	Value of Restricted Stock
Name	(# of shares)	At 12/31/2003 ($)[a]

Robert D. Sznewajs	15,576	$331,145
Anders Giltvedt	4,817	102,409
Xandra McKeown	1,913	40,670
David Prysock	1,917	40,755
James D. Bygland	1,849	39,309

[a] Based on the closing price of our common stock on December 31, 2003, $21.26.

All restricted stock grants are subject to vesting over a three-year period in equal annual installments. Holders of restricted stock are entitled to receive dividends as declared whether or not such stock is vested.

(3)	Represents 401(k) Plan contributions paid by Bancorp and, for 2003, economic benefits attributable to life insurance provided under the Bank’s bank owned life insurance program as follows: Mr. Sznewajs, $369; Mr. Giltvedt, $100; Ms. McKeown, $114; Mr. Prysock, $289; and Mr. Bygland, $83.

Stock Options

     Option Grants. The following table sets forth certain information concerning individual grants of stock options under the Plan to the named executive officers during the year ended December 31, 2003.

Option/SAR Grants In Last Fiscal Year

					Potential Realizable
					Value at
					Assumed Annual Rates
					of Stock Price
					Appreciation
	Individual Grants				for Option Term (1)

	Number of
	Securities	% of Total
	Underlying	Options
	Options	Granted to	Exercise	Expiration
Name	Granted (2)	Employees	Price (3)	Date	5%	10%

Robert D. Sznewajs	23,550	8.49%	$16.24	4/22/13	$240,522	$609,530
Anders Giltvedt	10,100	3.64%	$16.24	4/22/13	$103,154	$261,412
Xandra McKeown	4,500	1.62%	$16.24	4/22/13	$45,959	$116,470
David Prysock	4,200	1.51%	$16.24	4/22/13	$42,895	$108,706
James D. Bygland	4,000	1.44%	$16.24	4/22/13	$40,853	$103,529

(1)	The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the SEC’s proxy disclosure rules and do not reflect our estimate of future stock price performance.

(2)	The Compensation Committee approves grants under the Plan to named executive officers. Otherwise, the Plan is administered by our Board of Directors generally based on recommendations from the Compensation Committee. The Compensation Committee reviews and recommends to the Board to whom options should be granted, as well as the number of shares and the exercise price. Options are generally exercisable at a price equal to the fair market value on the date of grant, become exercisable over a prescribed vesting period (generally three years), and expire at the end of 10 years. Options may generally be exercised for a period of 90 days following termination of employment, other than in the event of retirement, death, disability, or termination other than for cause within 24 months of a change in control affecting the Company, in which case options will remain exercisable for their stated term. Options held by employees terminated for cause terminate immediately.

(3)	The option exercise price may be paid in cash, by surrendering for cancellation vested shares owned by the executive officer, in a cashless exercise through a broker, or a combination of the foregoing.

     Option Exercises. The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2003, and stock options held at year-end.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

					Value of
	Shares		Number of		Unexercised In-the-Money
	Acquired on	Value	Unexercised		Options at
Name	Exercise	Received	Options at Year End		Year End (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert D. Sznewajs	—	—	291,073	87,332	$3,017,164	$689,073
Anders Giltvedt	—	—	89,699	31,478	$1,012,611	$226,904
Xandra McKeown	4,000	$43,108	13,872	13,435	$148,164	$95,822
David Prysock	—	—	44,943	13,502	$450,277	$98,346
James D. Bygland	—	—	28,734	11,237	$273,174	$79,058

(1)	On December 31, 2003, the closing price of our stock was $21.26. For purposes of the table, stock options with an exercise price less than that amount are considered to be “in-the-money” and value is calculated based on the difference between this market price and the exercise price of the stock option multiplied by the total number of shares covered by in-the-money options.

Equity Compensation Plan Information

     The following table summarizes information regarding shares of Bancorp common stock that may be issued upon exercise of options, warrants and rights under Bancorp’s existing equity compensation plans and arrangements as of December 31, 2003. All of Bancorp’s plans or arrangements under which equity compensation may be awarded have been approved by shareholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	A. Number of securities		C. Number of securities remaining
	to be issued upon	B. Weighted-average	available for future issuance under
	exercise of outstanding	exercise price of	equity compensation plans (excluding
	options, warrants, and	outstanding options,	securities reflected
Plan Category	rights	warrants, and rights	in column A)

Equity compensation plans approved by shareholders (1)	1,868,798	$12.48	984,298
Equity compensation plans not approved by shareholders	0	N/A	0

Total	1,868,798	$12.48	984,298

(1)	Future grants may be made only under the Plan. The number of shares shown in column C as available for future issuance includes approximately 11,600 shares available for restricted stock grants.

MANAGEMENT

     Information with respect to our executive management team, other than Mr. Sznewajs, appears below. Information relating to Mr. Sznewajs, who is also a director, can be found under “Proposal 1 - Election of Directors.” Each of the executive officers listed below serves in the position listed at both Bancorp and the Bank.

James D. Bygland, 42	Mr. Bygland was named Executive Vice President and Chief Information Officer in June 2002. Mr. Bygland previously served as Senior Vice President and Chief Information Officer for more than four years.

Anders Giltvedt, 44	Mr. Giltvedt joined us in April 2000 as Executive Vice President and Chief Financial Officer. Mr. Giltvedt previously served in various positions at U.S. Bank beginning in 1988, including most recently as an Executive Vice President.

Kevin McClung, 34	Mr. McClung has served as Vice President and Controller of Bancorp for more than five years.

Xandra McKeown, 46	Ms. McKeown was named an Executive Vice President of Bancorp in January 2002. Ms. McKeown had previously been named an Executive Vice President of the Bank in June 2001. Prior to her promotion, Ms. McKeown served as a Senior Vice President. Before joining Bancorp in November 2000, Ms. McKeown served as a Senior Vice President for Business Banking at U.S. Bank for more than five years.

David Prysock, 60	Mr. Prysock has served as our Executive Vice President and Chief Credit Officer for more than five years.

Change in Control Arrangements

     Below are summaries of change in control agreements entered into among the Company, the Bank, and each of our named executive officers. For additional information relating to these agreements, please refer to the complete agreements included as exhibits to our annual report filed with the SEC. Capitalized terms used in the description below but not explained are used with the meanings given at the end of the section relating to Mr. Sznewajs’ agreement.

     Robert D. Sznewajs. Effective January 1, 2004, the Company entered into a change in control agreement with Robert D. Sznewajs, its president and chief executive officer. This agreement replaced his existing change of control agreement dated January 1, 2000, entered into in connection with his initial engagement. The change in control agreement has a one-year term but provides for automatic extension for an additional year on each anniversary of the agreement, unless on or prior to September 30 of each year either Mr. Sznewajs or the Company gives written notice terminating the agreement. If a Change in Control (as defined below) of the Company occurs, the agreement provides for an automatic extension of its term to three years during which time the agreement may not be terminated without the consent of Mr. Sznewajs.

     Under his change in control agreement, Mr. Sznewajs has agreed that, upon notification that the Company has received a proposal that is intended or has the potential to result in a Change in Control, he will assist the Company in evaluating the proposal and not resign his position until the contemplated transaction is completed or abandoned. In addition, if within three years following a Change in Control, the

Company wants Mr. Sznewajs to continue employment in a position or under circumstances that qualify as Good Reason (as defined below) for Mr. Sznewajs to terminate employment under his change in control agreement, Mr. Sznewajs will be obligated to do so, provided such continued employment is for not longer than 90 days, is at an executive level position that is reasonably comparable to his current position, and occurs at Mr. Sznewajs’ then current place of employment or at such other location as is agreeable to Mr. Sznewajs. During this period of continued employment, Mr. Sznewajs will be entitled to the same base pay and bonus arrangements as in effect on the day before continued employment begins, together with equivalent perks and benefits to those in place prior to the continued employment period or additional compensation in the amount of the Company’s contributions to such plans and benefits on behalf of Mr. Sznewajs. In addition, Mr. Sznewajs will be entitled to severance benefits under his change in control agreement as described below upon commencement of a continued employment period.

     Mr. Sznewajs will be entitled to severance benefits upon a qualifying termination event, including (i) a termination by Mr. Sznewajs for Good Reason within three years of a Change in Control, (ii) a termination of Mr. Sznewajs by the Company other than for Cause (as defined below), Disability (as defined below) or death within three years of a Change in Control, or (iii) termination of Mr. Sznewajs’ employment before a Change in Control if termination is other than for Cause, Disability or death and occurs on or after announcement that a Change in Control is contemplated or intended or the date such transaction should have been announced under applicable securities or other laws. Severance benefits payable to Mr. Sznewajs under his change in control agreement are as follows:

(1) A lump sum cash payment in an amount equal to three times his adjusted salary and average bonus, each as calculated in accordance with his agreement;

(2) Acceleration of vesting of all of his stock options and restricted stock (other than grants specifically excluded from acceleration at the time made);

(3) Continuation of health plan benefits for the lesser of 18 months or the maximum period for which COBRA coverage is provided under law;

(4) A lump sum cash payment equal to three times the sum of his deemed matching contribution under the Company’s 401(k) plan and deemed profit sharing contribution, each as calculated in accordance with his agreement; and

(5) Outplacement or tax planning services at a cost of up to $10,000 from service providers selected by the Company.

Cash payments due under the agreement must be paid within 30 days after an event giving rise to a severance obligation. Other obligations under the agreement must be paid when due.

     In addition, if any payments under Mr. Sznewajs’ change of control agreement are determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, Mr. Sznewajs will be entitled to reimbursement for such taxes on an after-tax basis. Under certain circumstances, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes.

     Defined terms under the agreement have the following meanings:

•	A “Change in Control” will be deemed to occur if (i) a person (other than the Company) acquires 30% or more of the Company’s outstanding common stock, other than from the Company or in certain exempt transactions; (ii) directors in office at the time of the agreement, including individuals elected as directors thereafter based on a nomination by the Company’s Board of

Directors, cease for any reason to constitute a majority of the Board; (iii) the Company completes a merger, reorganization, or consolidation or sale of all or substantially all of its assets, unless (A) shareholders of the Company prior to such transaction continue to own 50% or more of the common stock and 50% or more of the voting power of outstanding securities of the resulting entity, (B) no person has acquired 30% or more of the Company’s common stock or the combined voting power of its outstanding securities, and (C) a majority of the Company’s Board of Directors continues in office; or (iv) shareholders approve a liquidation of the Company.

•	“Cause” includes either (i) circumstances that qualify as grounds for a termination for Cause under any employment agreement between Mr. Sznewajs and the Company, or (ii) any of the following circumstances: (A) embezzlement, dishonesty, or other fraudulent acts; (B) material breach of any confidentiality agreement or policy; (C) conviction on any felony charge or on a misdemeanor reflecting upon honesty; (D) acts or omissions that materially injure the Company’s reputation, business affairs, or financial condition if injury could reasonably have been avoided; or (E) willful misfeasance or gross negligence in the performance of duties, provided written notice is given by the Company specifying performance issues in detail and a reasonable opportunity to cure is provided. The Company may not terminate Mr. Sznewajs for Cause unless two-thirds of the members of the Board determine that Cause exists, Mr. Sznewajs is given reasonable notice of the board meeting called to make that determination, and Mr. Sznewajs and his legal counsel are given an opportunity to address the Board at the meeting called for purposes of making a Cause determination.

•	“Good Reason” includes (i) any reduction in salary or other compensation or benefits, which reduction does not apply generally to all similarly situated employees, (ii) a material diminution in responsibilities, title or duties, or (iii) a relocation or transfer to an office or location more than 35 miles from the current place of employment.

•	“Disability” means that either the carrier of any group long term disability insurance policy of the Company covering Mr. Sznewajs or the Social Security Administration has made a determination of disability.

     Other Executives. Effective January 1, 2004, the Company also entered into change in control agreements with Mr. Giltvedt, Mr. Bygland, Ms. McKeown, and Mr. Prysock. These agreements replace Mr. Giltvedt’s prior change of control agreement and the Company’s salary continuation agreements with Mr. Bygland, Ms. McKeown, and Mr. Prysock. The Company has also entered into similar change in control agreements with 16 other senior officers.

     The change in control agreements for named executive officers other than Mr. Sznewajs are identical in terms to the agreement with Mr. Sznewajs, except that (i) the automatic extension of the term of the agreement upon occurrence of a Change in Control is for two years rather than three years, (ii) severance benefits will only become payable if a termination event occurs within two years of a change in control rather than three years, and (iii) all severance payments are calculated by multiplying base amounts such as salary, bonus, and 401(k) and profit sharing matching contributions by two, rather than three. In addition, executives other than Mr. Sznewajs are only entitled to $5,000 in outplacement or tax planning services, and Cause may be determined by the Company rather than by two-thirds vote of the Board of Directors, as is required for any termination of Mr. Sznewajs for Cause.

Supplemental Executive Retirement Plan

     Effective August 2003, Bancorp adopted supplemental executive retirement plans (each, a “SERP”) for each of the named executive officers. The discussion below includes a summary of the material provisions of each SERP. This summary is qualified in its entirety by reference to the copies of the SERP agreements included as exhibits to the Company’s annual report on Form 10-K filed with the SEC.

     Each SERP is a non-qualified, unfunded plan that is designed to provide retirement benefits for the participant. Each SERP is further intended to assist in assuring each participant’s continued service to Bancorp.

     Under each SERP, a participant is entitled to receive a fixed amount per year, payable monthly, for a period of 15 years, with payments beginning on the earlier of the first day of the month after a participant reaches his normal retirement age—62 for Mr. Sznewajs and 64 for all other participants—or the first day of the month after actual retirement. Benefit amounts vary based on whether (1) a participant retires at normal retirement age or terminates employment in connection with a termination event under his or her change in control agreement (as described above), or (2) terminates employment due to early voluntary termination, early involuntary termination, or disability. In the event a participant retires on or after his or her normal retirement age or terminates employment in connection with a termination event under his or her change in control agreement, his or her monthly payments will be based on annual benefit levels as follows: Mr. Sznewajs, $105,000; Mr. Giltvedt, $61,250; Ms. McKeown, $48,650; Mr. Bygland, $45,500; and Mr. Prysock, $47,250. In the event a participant terminates employment as a result of an early voluntary termination, early involuntary termination, or disability, his or her monthly payments will be based on annual benefit levels determined in accordance with a formula set forth in each participant’s SERP agreement that results in benefit amounts that increase over the participant’s period of continued service, but not above the normal retirement benefit described above. No benefits will be payable by the Company if a participant is terminated for Cause (as defined in each participant’s change in control agreement).

     Retirement, change in control, involuntary termination, and disability benefits of each participant are fully vested immediately. Voluntary termination benefits are immediately vested as follows: Mr. Sznewajs, 70%; Mr. Giltvedt, 30%; Ms. McKeown, 30%; Mr. Bygland, 50%; and Mr. Prysock, 50%; benefits not immediately vested will vest 10% per year of completed service thereafter. Bancorp may in its sole discretion elect to pay all benefits other than normal retirement benefits in a lump sum. Benefits may be increased from time to time, but not decreased.

     Each SERP also provides certain death benefits to each participant. In the event of death prior to normal retirement age, each participant’s designated beneficiary is entitled to a benefit equal to the normal retirement benefit beginning on the first day of the month following death. In the event of a death during a benefit payment period, Bancorp will continue to pay remaining benefits to the participant’s beneficiary either in accordance with the then established schedule of payments or, if Bancorp so elects, in a lump sum.

TRANSACTIONS WITH MANAGEMENT

     Various directors and officers of Bancorp, members of their immediate families, and firms in which they had an interest were customers of and had transactions with Bancorp’s subsidiaries during 2003 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectability or present other unfavorable features.

Report of the Compensation Committee - 2003

     The Compensation and Personnel Committee of the Board (the “Compensation Committee”) is comprised of independent directors as defined in Nasdaq listing standards applicable to the Company and is responsible for establishing and administering the Company’s executive compensation program and general compensation policies and incentive plans. This report covers compensation during 2003.

     Compensation Philosophy, Objectives and Structure. The Compensation Committee’s principal objective is to align executive compensation with long and short term shareholder value to the extent practicable. Key elements of this philosophy include:

*	Establishing compensation plans that deliver pay commensurate with the Company’s performance, as measured by operating, financial and strategic objectives;

*	Providing significant equity-based incentives for executives to ensure that they are motivated over the long-term as owners, rather than just as employees; and

*	Providing compensation that rewards executives if shareholders receive an above-average return on their investment.

     Components of executive compensation include base salaries, annual incentive bonuses, stock options, restricted stock, a supplemental executive retirement plan, and life insurance. Executive base salaries are structured overall to be slightly below market averages; individual levels are based on factors such as the nature of contributions to the Company’s success by each executive and a subjective evaluation of performance.

     Annual incentive bonuses allow executives to earn additional compensation if performance goals are met. These goals are based on individual and Company performance objectives, which are set annually. Incentive bonus plans are discretionary, allowing the Compensation Committee latitude to weigh factors it considers important when considering executive incentive bonuses. Corporation performance objectives are generally based on operating, financial and strategic goals. The primary goals are earnings per share and return on equity. Other goals include asset quality, operating income, return on assets, and efficiency ratio. If performance goals are met, the combination of base salary and annual incentive bonus are generally greater than market averages.

     Consistent with our long-term incentive strategy, the Compensation Committee and Board grant stock options to employees of the Company and its subsidiaries under the 2002 Stock Incentive Plan (the “Plan”). Historically, most grants under the Plan have been incentive stock options exercisable at the market price of the stock on the date of grant. Stock options provide additional incentive for recipients to build shareholder value since recipients only receive value from these grants if our stock appreciates. The Company also makes restricted stock grants for similar reasons.

     Base Salaries. The Compensation Committee establishes the CEO’s salary by comparison to the salaries of chief executive officers of comparable peer bank holding companies. The Compensation Committee periodically uses the services of an outside consultant who compiles salary data for a group of similarly situated companies to assist in determining salaries for the CEO and other members of executive management. Mr. Sznewajs’ base salary for 2003 was $300,000. This amount was slightly below the median for the peer group for 2002. The Compensation Committee determined this salary level was appropriate based on the Company’s performance and Mr. Sznewajs’ considerable previous experience.

     Annual Incentive Bonuses. The Compensation Committee determines the CEO’s annual cash bonus based on performance objectives established by it on an annual basis and other factors. Mr. Sznewajs was paid a bonus of $300,000 for 2003, a figure that would have been above the median bonus amounts paid to executives in the Company’s peer group for 2002. The Compensation Committee based its bonus decision on Bancorp’s meeting corporate objectives referred to above and on subjective standards. Other executive bonuses for 2003 were determined by the Compensation Committee based on achievement of individual and Company-wide performance goals and subjective factors. Mr. Sznewajs’ total cash compensation was slightly above the 75th percentile of the Company’s peer group.

     Stock Options. Our long-term incentive program includes the Plan. The Compensation Committee believes that stock options are an important element of executive compensation because they focus management’s attention on shareholder interests and increasing shareholder value. Options are also used for recruiting purposes. In 2003, the Company granted varying numbers of stock options to its executive officers as detailed under the heading “Executive Compensation—Option/SAR Grants in Last Fiscal Year” above. The number of stock options granted to officers in 2003 was based upon individual performance, the executive’s potential, and the executive’s role in implementing important projects of the Company. Options granted in 2003 vest one-third annually over a three-year period and expire in ten years.

     Restricted Stock. The Plan authorizes awards of restricted stock. Restricted stock provides the Compensation Committee and the Board with an important tool to attract and retain key employees and to further align the interests of management with those of our shareholders. Restricted stock awards are designed to strengthen the mutuality of interests between Bancorp’s shareholders and employees by providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp. The number of shares awarded to each executive officer in 2003 was determined based upon individual performance, the executive’s potential, and the executive’s role in implementing important Company projects. Restricted stock awarded in 2003 vests one-third annually over a three-year period.

     Supplemental Executive Retirement Plan. The Compensation Committee in 2003 approved creation of supplemental executive retirement plans (“SERPs”) for Mr. Sznewajs and four other executives. The SERPs were implemented to help retain key executives and remain competitive with others in our market. The plans provide each executive with a fixed payment for 15 years after retirement. Payments commence at age 62 for Mr. Sznewajs and age 64 for other executives. Each SERP includes a non-compete clause. For more detailed discussion of the SERP, see “Management—Supplemental Executive Retirement Plan.”

     Life Insurance. The Company purchased bank owned life insurance in 2003 to help recover the costs of projected employee benefits, provide key executives with another element of a comprehensive and competitive compensation package, reward them for past and future services, and encourage them to continue employment with Bancorp. Life insurance benefits under the policy are $300,000 for Mr. Sznewajs, $200,000 for each executive vice president, and $100,000 for each senior vice president. Additional life insurance coverage is provided under policies available to all employees.

     Policy With Respect to $1 Million Deduction Limit. Provisions of the Internal Revenue Code limit the deductibility of compensation in excess of $1 million, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The Compensation Committee strives to qualify executive compensation for deductibility to the extent consistent with the best interests of the Company, but deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

     Conclusion. The Compensation Committee believes these executive compensation policies and programs serve the interests of our shareholders and Bancorp effectively. The various pay vehicles offered are balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing the value of our company for the benefit of shareholders.

Compensation Committee Members - Fiscal Year 2003

Jack E. Long (Chair), Lloyd D. Ankeny, William B. Loch, Duane C. McDougall,
Steven N. Spence, Nancy A. Wilgenbusch

Five Year Performance Graph

     The following chart compares the yearly percentage change in the cumulative shareholder return on our Common Stock during the five years ended December 31, 2003, with (1) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (2) the Total Return Index for Nasdaq Bank Stocks, in each case as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1998, in our Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
West Coast Bancorp	100.00	71.66	58.37	85.32	94.72	135.35
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company before November 19, 2004, for inclusion in the 2005 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 2, 2005, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

HOUSEHOLDING MATTERS

     Bancorp is delivering one annual report and proxy statement to households at which two or more shareholders reside who share the same last name or whom the Company reasonably believes to be members of the same family unless it has been notified that you prefer to receive individual copies of such documents. This practice is referred to as “householding.”

     We will deliver a separate copy of this annual report and proxy statement to a shareholder at a shared address to which a single copy was delivered upon oral or written request. If you object to householding and wish to receive individual copies of these and other documents, you may call Wells Fargo Shareowner Services, our Stock Transfer Agent, at 1-877-602-7615. Please have your proxy card in hand in order to access your account. The Company’s code for use of Wells Fargo’s automated system is 210. You may also call us directly at (503) 684-0884 or write us at West Coast Bancorp, 5335 S.W. Meadows Road, Suite 201, Lake Oswego, Oregon 97035, Attn: Corporate Secretary. If you received multiple copies and share an address with other shareholders and would like to request delivery of a single copy, please contact us or our transfer agent as described above.

ANNUAL REPORT TO SHAREHOLDERS

     Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003, including financial statements. Written requests for the Form 10-K should be addressed to Richard R. Rasmussen, Corporate Secretary of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035.

VOTING THE INTERNET OR BY TELEPHONE

     For Shares Directly Registered in the Name of the Shareholder. Shareholders with shares registered directly with Wells Fargo may vote telephonically by calling Wells Fargo at (800) 560-1965 or you may vote via the Internet at www.eproxy.com/wcbo/. Votes submitted to Wells Fargo by telephone or via the Internet must be received by 5:00 p.m. (EOT) on April 19, 2004, to be counted.

     For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Wells Fargo for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically or through the Internet by following the instructions provided on your voting form. Votes submitted by telephone or via the Internet through the ADP program must be received by 11:59 a.m. (EDT) on April 20, 2004, to be counted.

     The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet through either Wells Fargo or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

March 19, 2004	BY ORDER OF THE BOARD OF DIRECTORS /s/ Richard R. Rasmussen Richard R. Rasmussen, Secretary

Appendix A

WEST COAST BANCORP

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I. ORGANIZATION

Purpose

The Audit and Compliance Committee of West Coast Bancorp and West Coast Bank (the “Company”) shall be responsible for the appointment, compensation, and oversight of the Company’s independent auditors. The Committee shall also assist the Board of Directors in:

1)	Fulfilling the Board’s responsibility for oversight of the quality and integrity of the financial accounting, auditing and reporting practices of the Company; and

2)	Performing such other duties as are from time to time requested or assigned by the Board of Directors.

This Charter supplements the provisions of the Company’s Bylaws and further defines the role, authority and responsibility of the Committee.

Committee Membership and Independence

The Committee shall consist of at least three members, all of whom shall be Directors . Members of the Committee shall be appointed annually by Board Chair, subject to ratification by the Board of Directors and may be removed or replaced by the Board. Vacancies on the Committee shall be filled in the same manner.

Members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10A-3 thereunder, the rules and regulations of the Securities and Exchange Commission (“SEC”), and other applicable law. Members shall be able to read and understand financial statements. At least one member shall be financially sophisticated as required by NASDAQ. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

Members of the Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independent judgment. Other than in their capacity as members of the Board of Directors, members of the Committee may not be affiliates, officers or employees of the Company or any of its subsidiaries and may not accept from the Company any consulting, advisory or other compensatory fees.

Meetings, Quorum, Informal Actions, Minutes

The Committee shall meet on a regular basis, but not less frequently than quarterly. Special meetings may be called by the Chair of the Committee. A majority of the members of the Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Committee. Written minutes shall be kept for all formal meetings of the Committee.

The Committee may act by unanimous written consent without a meeting, and may conduct meetings via conference telephone or similar communication equipment. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, as, for example, review of press releases announcing results of the Company’s operations. The Committee may conduct informal inquiries and studies without the necessity of formal meetings.

Committee Advisors

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors retained by the Committee.

Reliance Upon Officers, Employees and Advisors

In performing their responsibilities under this Charter, Committee members are entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Legal counsel, independent auditors, or other persons (including, without limitation, independent advisors retained by the Committee) as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

•	Other committees of the Company’s Board of Directors, of which the Committee member is not a member, if the Committee member reasonably believes such other committee merits confidence.

Committee Reporting

The Committee shall:

•	Regularly report to the Board of Directors with respect to the Committee’s activities and recommendations.

•	Annually review and reassess the adequacy of this Charter and recommend to the Board for approval any necessary or appropriate amendments to the Charter.

•	Annually prepare the report of an audit committee required by the rules of the SEC to be included in the Company’s proxy statement with respect to the annual meeting of shareholders.

II. FINANCIAL ACCOUNTING, AUDITING AND REPORTING

Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the Company’s independent auditor. The Board of Directors may, in its discretion, determine to submit to shareholders for approval or ratification the appointment by the Committee of the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report and related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate to a subcommittee the authority to approve or disapprove audit and permitted non-audit services, provided that decisions of such subcommittee shall be presented to the full Committee at its next scheduled meeting.

Members of the Committee shall meet periodically with officers or employees of the Company and its subsidiaries, with the Company’s independent auditors and with the Director of the Company’s Internal Audit Department. The Committee shall periodically meet with the Company’s independent auditor and the internal auditor in executive sessions without the presence of management. The Committee shall be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting.

While the Committee has the oversight responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, or are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Ethical Conduct.

Financial Statement and Disclosure Matters

The following activities are set forth as guidelines for the Committee in performing its responsibilities with respect to financial statement and disclosure matters. The Committee may diverge from these guidelines as it considers appropriate. The Committee is authorized to:

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss quarterly reports from the independent auditors on:

•	Critical accounting policies and practices to be used.

•	Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of any “pro forma” or “adjusted” non-GAAP information, as well as any financial information or earnings guidance provided by the Company to analysts or rating agencies. (Such discussions may consist primarily of a discussion of the general kinds or categories of information to be disclosed and the types of presentations to be made.)

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any “off-balance sheet” transactions on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s reports on SEC Forms 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Require the Company’s Chief Executive Officer and Chief Financial Officer to promptly report to the Committee any failure to certify the Company’s reports on SEC Forms 10-K and 10-Q in a timely fashion.

•	Review the procedures followed to support and facilitate certification of the Company’s annual and quarterly reports by the Company’s Chief Executive Officer and Chief Financial Officer.

•	Review and discuss with management and/or the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of the Company’s Relationship with the Independent Auditor

The Committee shall oversee the independence and performance of the Company’s independent auditor. Without limitation, the Committee shall:

•	Obtain and review a report from the independent auditor at least annually regarding:

•	the independent auditor’s internal quality-control procedures,

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

•	any steps taken to deal with any such issues, and

•	all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1.

•	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

•	Report its conclusions with respect to the independent auditor to the Board of Directors.

•	Discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

•	Require rotation of the audit partners as required by applicable law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of Internal Audit Function

The Committee shall perform an oversight role with respect to the Company’s internal audit function and shall review the significant reports prepared by the Internal Auditing Department and management’s responses. The Committee shall be consulted with respect to the appointment, dismissal or replacement of the Director of the Internal Auditing Department. Members of the Committee shall meet periodically with the Director.

Complaint Procedures

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

III. COMPLIANCE OVERSIGHT

In aid of the Committee’s role in assisting the Board of Directors in the oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements, the Committee shall, if appropriate in the Committee’s judgment:

1.	Consider and resolve questions of possible conflicts between the interests of the Company and the interests of Board members or executive officers of the Company, including, without limitation, matters involving corporate opportunities of the Company.

2.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (dealing with certain illegal acts) has not been implicated.

3.	Obtain reports from management, the Director of the Company’s Internal Auditing Department and the independent auditor that the Company and its affiliated entities conform to applicable legal requirements and the Company’s Code of Ethical Conduct.

4.	Review reports and disclosures of insider and affiliated party transactions.

5.	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethical Conduct.

6.	Review the report of each examination made by bank supervising authorities and management’s responses thereto.

IV. APPROVAL OF RELATED PARTY TRANSACTIONS

The Committee shall approve all related party transactions. A related party transaction is approved if it received the affirmative vote of a majority of the members of the Committee who are not interested in the transaction. These transactions may not be approved by a single director. For purposes of this section, a “related party transaction” is a transaction required to be disclosed under SEC Regulation S-K, item 404.

Appendix B

WEST COAST BANCORP

AMENDMENT NO. 1 TO
WEST COAST BANCORP
2002 STOCK INCENTIVE PLAN

          This AMENDMENT NO. 1 (the “Amendment”) to the WEST COAST BANCORP 2002 STOCK INCENTIVE PLAN (the “Plan”) is adopted effective February 24, 2004, by the Board of Directors of West Coast Bancorp, an Oregon corporation (the “Corporation”), subject to approval by the Corporation’s shareholders at the Corporation’s 2004 annual meeting of shareholders.

          1. Pursuant to the provisions of Section 10 of the Plan, Section 3 is amended by deleting the third sentence of the first paragraph of such section and replacing that sentence in its entirety with the following sentence:

     “No more than 288,000 shares authorized for issuance under the Plan may be issued as Restricted Stock during the term of the Plan.”

          2. Except as amended hereby, all the terms and conditions of the Plan will remain in full force and effect.

WEST COAST BANCORP
2002 STOCK INCENTIVE PLAN
(As amended February 24, 2004, subject to shareholder approval)

SECTION 1. Purpose; Definitions

     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

     (b) “Award” means a Stock Option, Restricted Stock, or other stock-based award.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (C) prior to a Change in Control, such other events as shall be determined by the Committee.

     (e) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 9(b) and (c), respectively.

     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (g) “Commission” means the Securities and Exchange Commission or any successor agency.

     (h) “Committee” means the Committee referred to in Section 2.

     (i) “Common Stock” means common stock, no par value per share, of the Company.

     (j) “Company” means West Coast Bancorp, an Oregon corporation.

     (k) “Covered Employee “ means a participant designated prior to the grant of Restricted Stock by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

     (1) “Disability” means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the participant.

     (m) “Eligible Individuals” mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (o) “Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (p) “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

     (q) “Individual Agreement” means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a participant and the Company or one of its Subsidiaries or Affiliates. If a participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

     (r) “NonQualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     (s) “Qualified Performance-Based Award” means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

     (t) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and (ii) such

Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     (u) “Plan” means the West Coast Bancorp 2002 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (v) “Restricted Stock” means an Award granted under Section 6.

     (w) “Restricted Stock Agreement” has the meaning set forth in Section 6(c)(vi) of the Plan.

     (x) “Retirement” means, except as otherwise provided by the Committee, retirement from active employment with the Company, a Subsidiary or Affiliate at or after the attainment of age 55 and with five years or more of employment service with the Company, a Subsidiary or Affiliate.

     (y) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

     (z) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (aa) “Stock Option” means an Award granted under Section 5.

     (bb) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50 percent voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

     (cc) “Termination of Employment” means the termination of the participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

     The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation and Personnel Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing or any other provision of the Plan to the contrary, all Performance Goals will be established and administered and all Qualified Performance-Board Awards will be granted to any “covered employee” within the meaning of Section 162(m)(3) of the Code, only by either (a) the Board as a whole in a proceeding in which all members of the Board who are or may be “covered employees” recuse themselves from consideration and approval of such goals or Awards, or (b) a duly authorized committee consisting of two or more “outside directors” as that term is defined in Section 162(m) of the Code. All references in the Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the Eligible Individuals to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder;

     (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

     (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

     (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

     (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

     (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(d).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. Common Stock Subject to Plan

     The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 1,700,000, of which 943,184 shares of Common Stock are shares available as of February 22, 2002, for future awards under the Company’s 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan. No participant may be granted Stock Options covering in excess of 300,000 shares of Common Stock in any fiscal year of the Company. No more than 288,000 shares authorized for issuance under the Plan may be issued as Restricted Stock during the term of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares. No further awards will be granted under the Company’s 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan.

     If any Award is forfeited, or if any Stock Option terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery pursuant to Awards under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. Eligibility

     Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Company to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option. The Committee may also provide for Company loans to be made for purposes of the exercise of Stock Options.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(o) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

     (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee’s immediate family (as defined by the Committee), whether directly or indirectly or by means of a trust or partnership or otherwise. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

     (f) Termination by Reason of Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (i) Termination by the Company for Cause. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee, whether vested or unvested, shall thereupon terminate.

     (j) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability, or Retirement, or for Cause, and except as set forth in Section 5(i) above, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s stated term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (k) Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the option price is at least 110 percent of the Fair Market Value of a share of Common Stock and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a NonQualified Stock Option.

     (l) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (m) Certain Terminations Prior to a Change in Control. Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment by the Company other than for Cause at any time after the Company executes an agreement that provides for a transaction that if consummated would constitute a Change in Control, but before the actual occurrence of such Change in Control, and, thereafter, such Change in Control actually occurs, then, upon such Change in Control, any Stock Option held by such optionee prior to such Termination of Employment shall immediately vest in full and may thereafter be exercised by the optionee until expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (n) Change in Control Cash-Out. If the Committee shall determine at the time of grant of an Option or thereafter, then, notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(n) shall have been exercised.

     (o) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. Restricted Stock

     (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

     (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the West Coast Bancorp 2002 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant’s employment is terminated by reason of death or Disability). No more than 113,322 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any participant during the term of the Plan.

     (ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant’s continued service is required (the “Restriction Period”), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

     (iii) Except as provided in this paragraph (iii) and Sections 6(c)(i) and 6(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 12(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and shall, as determined by the Committee, either be (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

     (iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 6(c)(i), 6(c)(ii), 6(c)(v), 6(d) or 9(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s shares of Restricted Stock.

     (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

     (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

     (d) Termination of Employment due to Death or Disability. Unless otherwise determined by the Committee, upon a participant’s Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

SECTION 7. Tax Offset Bonuses

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 8. Other Stock-Based Awards

     Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

SECTION 9. Change in Control Provisions

     (a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, in the event a recipient of an Award incurs a Termination of Employment by the Company or a successor other than for Cause during the 24-month period following a Change in Control:

     (i) Any Stock Options held by an optionee which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant, and all Stock Options shall be exercisable until expiration of the stated term of such Stock Options.

     (ii) The restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (iii) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

     (b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

     (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 10. Term, Amendment and Termination

     The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely impair the rights of an optionee under a Stock Option or a recipient of a Restricted Stock Award or other stock-based Award theretofore granted without the optionee’s or recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall materially and adversely impair the rights of any holder without the holder’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 11. Unfunded Status of Plan

     It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 12. General Provisions

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

     (2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes ineludible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to principles of conflict of laws.

     (i) Except as otherwise provided in Section 5(e) by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

SECTION 13. Effective Date of Plan

     The Plan shall be effective as of the date it is adopted by the Board, subject to approval of the Plan by the affirmative vote of a majority of the votes cast with respect to the plan at a meeting of stockholders.

WEST COAST BANCORP

PROXY

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy Is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert D. Sznewajs and Richard R. Rasmussen as Proxies, each with the power to act alone and with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of West Coast Bancorp (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 20, 2004, or at any adjournment of the meeting.

1.	ELECTION OF DIRECTORS

	Lloyd D. Ankeny	☐	Vote FOR	☐	Vote WITHHELD
	Michael J. Bragg		all nominees		from all nominees
	Jack E. Long		(except as
	Duane C. McDougall		marked)
Steven J. Oliva
J. F. Ouderkirk
Steven N. Spence
Robert D. Sznewajs
David J. Truitt
Nancy A. Wilgenbusch, Ph.D.

To withhold authority to vote for any nominee, please strike a line through the name or names in the list above.

2.	APPROVAL OF AMENDMENT TO THE COMPANY’S 2002 STOCK INCENTIVE PLAN TO INCREASE BY APPROXIMATELY 175,000, TO 288,000, THE TOTAL NUMBEROF SHARES OF COMMON STOCK THAT MAY BE ISSUED AS RESTRICTED STOCK UNDER THE PLAN WITHOUT INCREASING THE TOTAL NUMBER OF SHARES THAT MAY BE ISSUED

☐ For	☐ Against	☐ Abstain

3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE
COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

☐ For	☐ Against	☐ Abstain

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.

     Management knows of no other matters that are likely to be brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

     The Board of Directors recommends a vote “FOR” the listed proposals.

     The undersigned acknowledges receipt of the 2004 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

, 2004

WHEN SIGNING AS ATTORNEY, EXECUTOR, OFFICER, TRUSTEE, GUARDIAN, OR OTHER CAPACITY, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.